                                                                    Exhibit 99.1

For Immediate Release

          AMB Property Corporation Announces First Quarter 2001 Results


Highlights

     o Adjusted earnings per share increased 5.9% to $0.36; EPS increased 47.1% to $0.50

     o FFO per share increased 3.6% over the first quarter of 2000 to $0.57; FFO per share excluding non-cash charges of $0.05 per share increased 12.7% to $0.62

     o  Same store NOI growth was 8.0%

     o Raised $125 million of private equity in two separate co-investment ventures

     o  Issued $25.5 million of cumulative redeemable preferred units at 8.0%

     o Issued $75 million of fixed rate senior unsecured notes at an average rate of 7.0% and a weighted average maturity of 8 years under medium-term note program

     o  Increased 2001 dividends on common stock 6.8% to $1.58 per share

San Francisco, April 9, 2001 - AMB Property Corporation (NYSE: AMB) today reported adjusted earnings per share, before gains, extraordinary and one-time items of $0.36, a 5.9% increase over the first quarter 2000. Earnings per share
(EPS) were $0.50, an increase of 47.1% over the first quarter 2000. Funds from Operations (FFO) per fully diluted share were $0.57, reflecting an increase of 3.6% over the first quarter of 2000. Earnings and funds from operations include a non-cash charge of $4.7 million, or $0.05 per share, related to an impairment reserve taken on the company's equity investment in Webvan Group. Excluding the non-cash charge, FFO was $0.62 per fully diluted share for the first quarter 2001, a 12.7% increase over the first quarter 2000. EPS includes a gain of $0.20 per share on asset sales and contributions.

"While we are disappointed with the performance of our equity investment in Webvan, we believe that we have put this issue behind us by writing down 93% of our original investment. At the same time, we are very pleased with our operating results for the quarter, including our better than expected same store NOI growth," stated Hamid R. Moghadam, chairman and chief executive officer of AMB. "We demonstrated the strength of our private capital model with the completion of two significant co-investment ventures, raising more than half of our private equity target for the year. Our private capital model allows us to grow our operating platform while keeping our equity scarce and increasing our return on invested capital."

For the first quarter, same store cash basis net operating income grew 8.0% with a 27.7% increase in same store base rents on lease renewals and rollovers during the quarter and 61.9% tenant retention at the same-store properties. Rent increases on renewals and rollovers during the quarter for the entire portfolio were 25.8%. Occupancy was 95.9% at quarter-end, down slightly from 96.3% at year-end 2000.

During the quarter, AMB announced the closing of two co-investment ventures totaling more than $585 million in expected total capitalization. AMB formed a $250 million partnership with the City and County of San Francisco Employee's Retirement System and a $335 million venture with a subsidiary of GIC Real Estate Pte Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation. The combined third party equity contribution of the two ventures was $125 million.

"AMB's strategy of owning High Throughput Distribution(TM) properties, operated through an alliance-based model and financed with private capital, is producing solid long-term results," said W. Blake Baird, president of AMB. "During the first quarter, we executed on our capital recycling program by disposing of non-strategic assets to third parties totaling $31.5 million and 588,427 square feet and contributing core operating assets into our co-investment ventures totaling $427.3 million and 8.8 million square feet." Baird continued, "Focused on long-term fixed-rate capital, we issued $75 million of notes at attractive pricing, including $25 million of 5-year notes at 6.9% and $50 million of 10-year notes at 7.0% under our medium-term note (MTN) program. Additionally we issued $25.5 million of cumulative redeemable preferred units at 8.0%, and we reduced our share of total debt outstanding by $50 million during the quarter."

Acquisitions totaled $93.4 million and 1.8 million square feet in the first quarter. AMB completed and stabilized one industrial renovation project totaling 397,000 square feet for a total investment of $21.6 million. New development starts on 103,000 square feet began in Atlanta during the first quarter for an estimated $4.9 million investment. The industrial development and renovation pipeline currently stands at $290.8 million and consists of 5.2 million square feet, of which $157.2 million, or 54.1%, has been funded.

AMB increased its regular cash dividend for the quarter ending March 31, 2001 to $0.395 per common share, equivalent to a new annualized rate of $1.58 per share and reflecting an increase of 6.8% over the previous quarterly dividend of $0.37 per common share.

AMB Property Corporation is one of the leading owners and operators of industrial real estate nationwide. As of March 31, 2001, AMB owned, managed and had renovation and development projects totaling 93 million square feet and 998 buildings in 27 metropolitan markets. AMB targets High Throughput Distribution(TM) properties - industrial properties located in major distribution markets near airports, seaports and ground transportation systems. These HTD(TM) facilities are built for speed and benefit from barriers to entry due to their supply - constrained locations and proximity to large customer bases. AMB - A tradition of nontraditional thinking(TM).

######

     This press release contains forward-looking statements about business strategy and future plans, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, risks arising from the California energy shortage, changes in real estate and zoning laws and increases in real property tax rates. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's annual report on Form 10-K for the year ended December 31, 2000.


                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)



                                                                               AS OF
                                                      -----------------------------------------------------
                                                             MARCH 31, 2001           DECEMBER 31, 2000
                                                      -------------------------   -------------------------
ASSETS
Investments in real estate:
  Total investments in properties                                $   4,084,799               $   4,026,597
  Accumulated depreciation                                            (202,188)                   (177,467)
                                                      -------------------------   -------------------------
    Net investments in properties                                    3,882,611                   3,849,130
  Investment in unconsolidated joint ventures                           85,317                      80,432
  Properties held for divestiture, net                                 236,746                     197,146
                                                      -------------------------   -------------------------
    Net investments in real estate                                   4,204,674                   4,126,708
Cash and cash equivalents                                              152,224                      42,722
Mortgage receivables                                                   121,297                     115,969
Accounts receivable, net                                                67,482                      69,874
Investments in affiliated companies                                     47,285                      35,731
Investments in other companies, net (1)                                 15,343                      15,965
Other assets                                                            29,839                      18,657
                                                      -------------------------   -------------------------
          Total assets                                           $   4,638,144               $   4,425,626
                                                      =========================   =========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Unsecured credit facility                                        $      94,000               $     216,000
Unsecured senior debt securities                                       755,000                     680,000
Secured debt                                                         1,014,054                     940,276
Other liabilities                                                      177,915                     147,042
                                                      -------------------------   -------------------------
    Total liabilities                                                2,040,969                   1,983,318
Minority interests:
  Preferred units                                                      342,911                     318,053
  Minority interests                                                   457,372                     356,325
                                                      -------------------------   -------------------------
    Total minority interests                                           800,283                     674,378
Stockholders' equity:
  Common stock                                                       1,700,792                   1,671,830
  Preferred stock                                                       96,100                      96,100
                                                      -------------------------   -------------------------
    Total stockholders' equity                                       1,796,892                   1,767,930
                                                      -------------------------   -------------------------
    Total liabilities and stockholders' equity                   $   4,638,144               $   4,425,626
                                                      =========================   =========================


(1)   Net of impairment reserves totaling $7.2 million at March 31, 2001, and $2.5 million at December 31, 2000.




                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (dollars in thousands, except share data)

                                                                       QUARTERS ENDED MARCH 31,
                                                                --------------------------------------
                                                                      2001                 2000
                                                                -----------------    -----------------
REVENUES
Rental revenues (1)                                                $     135,801        $     108,266
Equity in earnings of unconsolidated joint ventures                        1,474                1,242
Investment management income                                               2,420                  396
Interest and other income                                                  5,139                  419
                                                                -----------------    -----------------
  Total revenues                                                         144,834              110,323

OPERATING EXPENSES
Property operating                                                        32,920               24,973
Interest, including amortization (2)                                      31,552               20,342
Depreciation and amortization                                             26,854               19,192
General, administrative, and other                                         8,183                5,351
Loss on investments in other companies                                     4,655                    -
                                                                -----------------    -----------------
  Total expenses                                                         104,164               69,858
                                                                -----------------    -----------------

     Income from operations                                               40,670               40,465

Minority interests:
  Preferred units                                                         (6,858)              (5,610)
  Minority interests                                                      (6,139)              (3,799)
                                                                -----------------    -----------------
     Total minority interests                                            (12,997)              (9,409)
                                                                -----------------    -----------------
     Net income before gain from disposition of real estate               27,673               31,056
Gain/(loss) from disposition of real estate                               16,767                  (11)
                                                                -----------------    -----------------
     Net income                                                           44,440               31,045
Preferred stock dividends                                                 (2,125)              (2,125)
                                                                -----------------    -----------------
     Net income available to common stockholders                   $      42,315         $     28,920
                                                                =================    =================

Net income per common share:
  Basic                                                            $        0.50         $       0.34
                                                                =================    =================
  Diluted (3)                                                      $        0.50         $       0.34
                                                                =================    =================

Weighted average common shares:
  Basic                                                               83,895,993           83,849,157
                                                                =================    =================
  Diluted (3)                                                         84,720,917           83,863,198
                                                                =================    =================


(1) Includes straight-line rents of $1,325 and $3,160 for the quarters ended March 31, 2001 and 2000, respectively.
(2) Net of capitalized interest of $3,782 and $3,015 for the quarters ended March 31, 2001 and 2000, respectively.
(3) Includes the dilutive effect of stock options.



                CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
                    (dollars in thousands, except share data)



                                                                      QUARTERS ENDED MARCH 31,
                                                                --------------------------------------
                                                                      2001                 2000
                                                                -----------------    -----------------

Income from operations                                             $      40,670        $      40,465

Real estate related depreciation and amortization:
  Total depreciation and amortization                                     26,854               19,192
  FF& E Depreciation and ground lease amortization (1)                      (481)                (403)
FFO attributable to minority interests: (2)
  Separate account co-investors                                           (2,503)              (1,264)
  AMB Institutional Alliance Fund I                                       (4,046)                (756)
  Other joint venture partners                                              (638)                (606)

Adjustments to derive FFO from unconsolidated JV's: (3)
  Company's share of net income                                           (1,474)              (1,242)
  Company's share of FFO                                                   2,120                1,736
Preferred stock dividends                                                 (2,125)              (2,125)
Preferred units distributions                                             (6,858)              (5,610)
                                                                -----------------    -----------------

Funds from operations                                              $      51,519        $      49,387
                                                                =================    =================

FFO per common share and unit:
  Basic                                                            $        0.57        $        0.55
                                                                =================    =================
  Diluted (4)                                                      $        0.57        $        0.55
                                                                =================    =================

Weighted average common shares and units:
  Basic                                                               89,669,950           89,693,900
                                                                =================    =================
  Diluted (4)                                                         90,494,874           89,707,941
                                                                =================    =================



(1)  Ground lease amortization represents the amortization of the Company's investments in ground leased properties, for which the Company does not have a purchase option.
(2)  Represents FFO allocated to minority interests in consolidated joint ventures whose interests are not exchangeable into common stock. The minority interest's share of NOI for the quarters ended March 31, 2001 and 2000, was $9,946 and $4,762, respectively.
(3)  AMB's share of NOI for the quarters ended March 31, 2001 and 2000, was $2,818 and $2,008, respectively.
(4)  Includes the dilutive effect of stock options.
